JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: November 28, 2025

Shining Capital Management Limited

By:	/s/ Xiangwei Weng
Name:	Xiangwei Weng
Title:	Director


Shining Capital Holdings II L.P.

By:	Shining Capital Management Limited, as general partner
By:	/s/ Xiangwei Weng
Name:	Xiangwei Weng
Title:	Director


 Shining (BVI) Limited

By:	/s/ Xiangwei Weng
Name:	Xiangwei Weng
Title:	Director


Elite Converge Limited

By:	/s/ Shen Xia
Name:	Shen Xia
Title:	Director


Xiangwei Weng

By:	/s/ Xiangwei Weng
Name:	Xiangwei Weng


Shen Xia

By:	/s/ Shen Xia
Name:	Shen Xia


Lei Yongsheng

By:	/s/ Lei Yongsheng
Name:	Lei Yongsheng